INVESTOR CONTACT:                  COMPANY CONTACT:
[GRAPHIC OMITTED]   Neil Berkman                       Y.P. Chan
                    Berkman Associates                 Interim CEO
                    (310) 277 - 5162                   (954) 596 - 1000
                    info@BerkmanAssociates.com         www.SingingMachine.com
                    --------------------------         ----------------------

                              FOR IMMEDIATE RELEASE

                           THE SINGING MACHINE COMPANY
                RECEIVES NOTICE FROM THE AMERICAN STOCK EXCHANGE
                 OF FAILURE TO SATISFY CERTAIN LISTING STANDARDS

      COCONUT CREEK, FL, September 6, 2006 -- THE SINGING MACHINE COMPANY (AMEX:
SMD) announced today that it has received notice from The American Stock Exchange (the "Amex") that the Company has fallen below the continued listing standards of the Amex and that its listing is being continued pursuant to an extension.

      Specifically, for the fiscal year ended March 31, 2006, the Company was not in compliance with Section 1003(a)(ii) of the Amex Company Guide with shareholders' equity of less than $4,000,000 and net losses in three of its four most recent fiscal years.

      In order to maintain its Amex listing, the Company must submit a Revised Plan to the American Stock Exchange by October 2, 2006 advising the Amex of actions it will take, which may allow it to regain compliance with all of the Exchange's continued listing standards within a maximum of 18 months from July 18, 2005. The Revised Plan will supplement the Plan originally submitted to the American Stock Exchange on August 18, 2005, as required under a notice of non-compliance announced by The Singing Machine on July 22, 2005.

      The Listings Qualifications Department will evaluate the Revised Plan, including any supplemental information provided, and make a determination as to whether the Company has made a reasonable demonstration in the Revised Plan of an ability to regain compliance. If the Revised Plan is accepted, the Company may be able to continue its listing during the plan period, or until January 18, 2007, during which time it will be subject to periodic review to determine whether it is making progress consistent with the Revised Plan. The Company may be subject to delisting proceedings if the Revised Plan is not accepted, or if the Revised Plan is accepted but the Company is not in compliance with all of the Exchange's continued listing standards within the time frame provided or does not make progress consistent with the Revised Plan during the plan period.

      The Company was previously added to the list of issuers that are not in compliance with the Amex's continued listing standards, and the Company's trading symbol SMD remains subject to the extension .BC to denote its noncompliance. This indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

ABOUT THE SINGING MACHINE
      Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music as well as other electronic products under The Singing MachineTM, MotownTM, MTVTM, NickelodeonTM, Hi-5TM, BratzTM and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.

                       THE SINGING MACHINE COMPANY, INC.
          6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073
                     o (954) 596-1000 o Fax (954) 596-2000

FORWARD-LOOKING STATEMENTS
      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                       THE SINGING MACHINE COMPANY, INC.
          6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073
                     o (954) 596-1000 o Fax (954) 596-2000